Press Release

RLJ Lodging Trust Reports Fourth Quarter and Full Year 2025 Results

Fourth Quarter Adjusted FFO per diluted common share and unit of $0.32
Fourth Quarter Adjusted EBITDA of $80.4 million
Addressed all debt maturities through 2028

Bethesda, MD, February 26, 2026 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months and year ended December 31, 2025.

Fourth Quarter Highlights
•Comparable RevPAR of $136.79, a decrease of 1.5% over the prior year
•Comparable Hotel Revenue of $325.1 million, an increase of 0.2% over the prior year
•Net Income of $0.5 million
•Adjusted EBITDA of $80.4 million
•Adjusted FFO per diluted common share and unit of $0.32
•Sold two hotels for a combined $49.5 million
•Ended year with over $1.0 billion of liquidity, including approximately $410.2 million of unrestricted cash and $600.0 million in undrawn revolver capacity

Full Year Highlights
•Comparable RevPAR of $143.49, a decrease of 1.7% over the prior year
•Comparable Hotel Revenue of $1.3 billion
•Net Income of $28.6 million
•Adjusted EBITDA of $334.6 million
•Adjusted FFO per diluted common share and unit of $1.39

“We achieved solid fourth quarter results that came in ahead of our outlook despite a choppy operating environment that was further constrained by a protracted government shutdown, driven by the outperformance of our urban markets, the successful ramp of our completed conversions, robust non-room revenue growth, and benefits from our disciplined cost management efforts. These results capped a productive year for RLJ in which we advanced a number of our strategic initiatives," commented Leslie D. Hale, President and Chief Executive Officer. “As we look ahead to 2026, we are cautiously optimistic given the positive setup for the broader economy and building blocks in place which should support lodging fundamentals. Against this backdrop, we believe our favorable footprint positions us to capture benefits from unique catalysts including the FIFA World Cup and America's 250th Anniversary celebrations in addition to the continued momentum of business and leisure demand in Urban markets, as well as the ongoing ramp from our recent conversions and renovations. Even as geopolitical uncertainty remains, these tailwinds, combined with our recently fortified balance sheet, give us confidence in our ability to unlock embedded value and enhance shareholder returns.”

The prefix “comparable” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in millions, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended December 31,			For the year ended December 31,
	2025	2024	Change	2025	2024	Change
Operational Overview: (1)
Comparable ADR	$199.20	$200.54	(0.7)%	$200.39	$201.04	(0.3)%
Comparable Occupancy	68.7%	69.3%	(0.9)%	71.6%	72.6%	(1.4)%
Comparable RevPAR	$136.79	$138.92	(1.5)%	$143.49	$146.05	(1.7)%

Financial Overview:
Total Revenues	$328.6	$330.0	(0.4)%	$1,349.9	$1,369.4	(1.4)%
Comparable Hotel Revenue	$325.1	$324.6	0.2%	$1,332.8	$1,345.9	(1.0)%

Net Income	$0.5	$5.5	(90.9)%	$28.6	$68.2	(58.1)%

Comparable Hotel EBITDA	$87.8	$89.1	(1.5)%	$363.5	$392.0	(7.3)%
Comparable Hotel EBITDA Margin	27.0%	27.5%	(44) bps	27.3%	29.1%	(185) bps
Adjusted EBITDA	$80.4	$81.1	(0.9)%	$334.6	$361.6	(7.5)%

Adjusted FFO	$48.7	$50.2	(3.0)%	$209.4	$241.8	(13.4)%
Adjusted FFO Per Diluted Common Share and Unit	$0.32	$0.33	(3.0)%	$1.39	$1.57	(11.5)%

Note:
(1) Comparable statistics reflect the Company's 92 hotel portfolio owned as of December 31, 2025.

Operational Update
Overall industry performance during the fourth quarter was impacted by the extended U.S. government shutdown that began on October 1, 2025, which disrupted otherwise positive demand trends that were expected in October and November. As a result, the Company's comparable RevPAR declined by 1.5%. Comparable non-room revenues increased 7.2%, reflecting the success of the Company’s return-on-investment initiatives and contributed to comparable total revenue growth of 0.2% over the prior year period. Fixed expenses during the quarter included $4.7 million of real estate tax credits.

Dispositions
During the fourth quarter of 2025, the Company sold two hotels for $49.5 million representing a 16.3x multiple on 2025 Hotel EBITDA, including required capital expenditures.

Share Repurchases
During 2025, the Company repurchased 3.3 million shares for approximately $28.6 million. The Company's share repurchase program currently has approximately $245.7 million of remaining capacity.

Balance Sheet
As of December 31, 2025, the Company had over $1.0 billion of total liquidity, comprising of approximately $410.2 million of unrestricted cash and $600.0 million available under its revolving credit facility ("Revolver"), and $2.2 billion of debt outstanding.

In December, the Company paid down $26.3 million of mortgage debt using proceeds from dispositions. Additionally, as previously announced, in February 2026 the Company completed the successful refinancing of all of its debt maturities through 2028, further laddering its debt maturity schedule and strengthening its balance sheet. The refinancing consists of four tranches including the extension of its Revolver, the upsize and recast of one of its existing term loans, the addition of a new seven-year term loan, as well as the refinancing of its secured debt maturing in 2026. The Company intends to use the incremental delayed draw proceeds from the term loans to repay its $500 million senior notes maturing in July 2026. Following these refinancing transactions, the Company’s next debt maturity is not until 2029.

Dividends
The Company’s Board of Trustees declared a quarterly cash dividend of $0.15 per common share of beneficial interest of the Company in the fourth quarter. The dividend was paid on January 15, 2026 to shareholders of record as of December 31, 2025.

The Company's Board of Trustees declared a quarterly cash dividend of $0.4875 on the Company’s Series A Preferred Shares in the fourth quarter. The dividend was paid on January 30, 2026 to shareholders of record as of December 31, 2025.

2026 Outlook
($ in millions, except growth and per share amounts)
The Company is providing its annual outlook for all hotels owned as of February 26, 2026.

FY 2026
Comparable RevPAR Growth	+0.5% to +3.0%
Comparable Hotel EBITDA	$344M to $374M
Adjusted EBITDA	$312M to $342M
Adjusted FFO per diluted share	$1.21 to $1.41

Additionally, the Company's full year 2026 outlook includes:
•Net interest expense of $101.0 million to $103.0 million
•Cash corporate G&A in the range of $32.5 million to $33.5 million
•Capital expenditures related to renovations in the range of $80.0 million to $90.0 million
•Diluted weighted average common shares and units of 150.8 million

Potential future acquisitions, dispositions, financings, or share repurchases are not incorporated into the
Company's outlook above and could result in a material change to the Company's outlook.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on February 27, 2026 at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or
(201) 493-6780 for international participants and requesting RLJ Lodging Trust’s fourth quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the schedule of supplemental information for additional detail and Comparable operating statistics, which will be posted to the Investor Relations section of the Company's website.

About RLJ
RLJ Lodging Trust ("RLJ") is a self-advised, publicly traded real estate investment trust that owns 92 premium-branded, rooms-oriented, high-margin, urban-centric hotels located within the heart of demand locations. Our hotels are geographically diverse and concentrated in major urban markets that provide multiple demand generators from business, leisure, and other travelers.

Forward-Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward- Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which will be filed on February 27, 2026, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
Additional Contacts:
Leslie D. Hale, President and Chief Executive Officer – (301) 280-7777
Nikhil Bhalla, Chief Financial Officer – (301) 280-7777

For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company defines such terms.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use NAREIT's definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units may be redeemed for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization expense. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization expense) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax benefit or expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers outside the normal course of operations. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of the Company's operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income tax expense or benefit, and non-cash interest expense related to discontinued interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Comparable Hotel EBITDA and Comparable Hotel EBITDA margin include prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels and excludes results from sold hotels as applicable. The following is a summary of Comparable hotel adjustments:

Comparable adjustments: Acquired hotel
For the three and twelve months ended December 31, 2025 and 2024, Comparable adjustments included the following acquired hotel:
•Hotel Teatro acquired in June 2024

Comparable adjustments: Sold hotels
For the three and twelve months ended December 31, 2025 and 2024, Comparable adjustments included the following sold hotels:
•Residence Inn Merrillville sold in May 2024
•Fairfield Inn & Suites Denver Cherry Creek sold in September 2024
•Courtyard Atlanta Buckhead sold in March 2025
•Embassy Suites by Hilton Dallas-Love Field sold in December 2025
•Residence Inn Houston by the Galleria sold in December 2025

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	December 31, 2025	December 31, 2024
Assets
Investment in hotel properties, net	$4,112,387	$4,250,524
Investment in unconsolidated joint ventures	7,357	7,457
Cash and cash equivalents	410,160	409,809
Restricted cash reserves	31,901	23,516
Hotel and other receivables, net of allowance of $170 and $169, respectively	29,643	25,494
Lease right-of-use assets	123,524	128,111
Prepaid expense and other assets	27,158	38,968
Total assets	$4,742,130	$4,883,879
Liabilities and Equity
Debt, net	$2,197,218	$2,220,081
Accounts payable and other liabilities	141,568	154,643
Advance deposits and deferred revenue	51,029	40,242
Lease liabilities	118,189	119,102
Accrued interest	20,532	20,900
Distributions payable	30,934	30,634
Total liabilities	2,559,470	2,585,602
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at December 31, 2025 and 2024	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 151,085,078 and 153,295,577 shares issued and outstanding at December 31, 2025 and 2024, respectively	1,511	1,533
Additional paid-in capital	2,977,616	2,992,487
Accumulated other comprehensive income	1,919	13,788
Distributions in excess of net earnings	(1,178,456)	(1,090,186)
Total shareholders’ equity	2,169,526	2,284,558
Noncontrolling interest:
Noncontrolling interest in consolidated joint ventures	7,438	7,589
Noncontrolling interest in the Operating Partnership	5,696	6,130
Total noncontrolling interest	13,134	13,719
Total equity	2,182,660	2,298,277
Total liabilities and equity	$4,742,130	$4,883,879

Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2025	2024	2025	2024
Revenues
Operating revenues
Room revenue	$262,143	$267,690	$1,093,265	$1,121,586
Food and beverage revenue	41,887	39,593	158,218	153,108
Other revenue	24,563	22,706	98,377	94,746
Total revenues	328,593	329,989	1,349,860	1,369,440
Expenses
Operating expenses
Room expense	73,304	70,682	293,405	288,567
Food and beverage expense	30,821	29,487	119,799	117,766
Management and franchise fee expense	23,909	25,195	102,757	107,978
Other operating expenses	92,948	90,680	371,558	363,631
Total property operating expenses	220,982	216,044	887,519	877,942
Depreciation and amortization	47,209	45,386	186,356	179,431
Property tax, insurance and other	20,975	26,300	101,315	107,043
General and administrative	12,078	12,978	47,644	54,804
Transaction costs	170	21	410	320
Total operating expenses	301,414	300,729	1,223,244	1,219,540
Other income, net	771	673	3,477	5,342
Interest income	3,462	4,123	13,580	17,314
Interest expense	(28,561)	(28,208)	(112,298)	(111,358)
(Loss) gain on sale of hotel properties, net	(2,328)	(39)	(1,526)	8,262
Loss on extinguishment of indebtedness, net	(13)	—	(47)	(129)
Income before equity in income (loss) from unconsolidated joint ventures	510	5,809	29,802	69,331
Equity in income (loss) from unconsolidated joint ventures	213	220	(100)	459
Income before income tax expense	723	6,029	29,702	69,790
Income tax expense	(174)	(518)	(1,148)	(1,599)
Net income	549	5,511	28,554	68,191
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	(148)	(136)	(30)	45
Noncontrolling interest in the Operating Partnership	29	1	(15)	(215)
Net income attributable to RLJ	430	5,376	28,509	68,021
Preferred dividends	(6,279)	(6,279)	(25,115)	(25,115)
Net (loss) income attributable to common shareholders	$(5,849)	$(903)	$3,394	$42,906
Basic per common share data:
Net (loss) income per share attributable to common shareholders	$(0.04)	$(0.01)	$0.01	$0.27
Weighted-average number of common shares	149,104,884	151,751,999	149,662,774	152,856,036
Diluted per common share data:
Net (loss) income per share attributable to common shareholders	$(0.04)	$(0.01)	$0.01	$0.27
Weighted-average number of common shares	149,104,884	151,751,999	149,912,078	153,475,921

Note:
The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended December 31,		For the year ended December 31,
	2025	2024	2025	2024
Net income	$549	$5,511	$28,554	$68,191
Preferred dividends	(6,279)	(6,279)	(25,115)	(25,115)
Depreciation and amortization	47,209	45,386	186,356	179,431
Loss (gain) on sale of hotel properties, net	2,328	39	1,526	(8,262)
Noncontrolling interest in consolidated joint ventures	(148)	(136)	(30)	45
Adjustments related to consolidated joint venture (1)	(50)	(48)	(198)	(187)
Adjustments related to unconsolidated joint venture (2)	227	227	934	912
FFO	43,836	44,700	192,027	215,015
Transaction costs	170	21	410	320
Pre-opening costs (3)	354	247	874	1,335
Loss on extinguishment of indebtedness, net	13	—	47	129
Amortization of share-based compensation	4,060	4,544	15,340	20,804
Non-cash income tax expense	13	10	13	10
Non-cash interest expense related to discontinued interest rate hedges	144	305	577	1,592
Other expenses (4)	144	385	130	2,641
Adjusted FFO	$48,734	$50,212	$209,418	$241,846

Adjusted FFO per common share and unit-basic	$0.33	$0.33	$1.39	$1.57
Adjusted FFO per common share and unit-diluted	$0.32	$0.33	$1.39	$1.57

Basic weighted-average common shares and units outstanding (5)	149,877	152,524	150,435	153,628
Diluted weighted-average common shares and units outstanding (5)	150,320	153,042	150,684	154,248

Notes:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint venture.
(2) Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint venture.
(3) Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(4) Represents expenses and income outside of the normal course of operations.
(5) Includes 0.8 million weighted-average operating partnership units for the three months and year ended December 31, 2025 and 2024.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

	For the three months ended December 31,		For the year ended December 31,
	2025	2024	2025	2024
Net income	$549	$5,511	$28,554	$68,191
Depreciation and amortization	47,209	45,386	186,356	179,431
Interest expense, net of interest income	25,099	24,085	98,718	94,044
Income tax expense	174	518	1,148	1,599
Adjustments related to unconsolidated joint venture (1)	330	392	1,512	1,390
EBITDA	73,361	75,892	316,288	344,655
Loss (gain) on sale of hotel properties, net	2,328	39	1,526	(8,262)
EBITDAre	75,689	75,931	317,814	336,393
Transaction costs	170	21	410	320
Pre-opening costs (2)	354	247	874	1,335
Loss on extinguishment of indebtedness, net	13	—	47	129
Amortization of share-based compensation	4,060	4,544	15,340	20,804
Other expenses (3)	144	385	130	2,641
Adjusted EBITDA	80,430	81,128	334,615	361,622
General and administrative	8,018	8,434	32,304	34,000
Other corporate adjustments	306	848	2,159	3,133
Consolidated Hotel EBITDA	88,754	90,410	369,078	398,755
Comparable adjustments - income from sold hotels	(935)	(1,286)	(5,562)	(7,240)
Comparable adjustments - income from acquired hotel	—	—	—	525
Comparable Hotel EBITDA	$87,819	$89,124	$363,516	$392,040

Notes: Comparable statistics reflect the Company's 92 hotel portfolio owned as of December 31, 2025.
(1) Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint venture.
(2) Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(3) Represents expenses and income outside of the normal course of operations.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands except margin data)
(unaudited)

Comparable Hotel EBITDA Margin

	For the three months ended December 31,		For the year ended December 31,
	2025	2024	2025	2024
Total revenue	$328,593	$329,989	$1,349,860	$1,369,440
Comparable adjustments - revenue from sold hotels	(3,431)	(5,336)	(17,015)	(27,284)
Comparable adjustments - revenue from prior ownership of acquired hotels	—	—	—	3,834
Other corporate adjustments / non-hotel revenue	(17)	(24)	(70)	(76)
Comparable Hotel Revenue	$325,145	$324,629	$1,332,775	$1,345,914

Comparable Hotel EBITDA	$87,819	$89,124	$363,516	$392,040

Comparable Hotel EBITDA Margin	27.0%	27.5%	27.3%	29.1%

Note: Comparable statistics reflect the Company's 92 hotel portfolio owned as of December 31, 2025.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures - Full-Year Outlook
(Amounts in millions)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the year ended December 31, 2026
	Low End	High End
Net income	$0.3	$28.3
Depreciation and amortization	191.0	191.0
Interest expense, net of interest income	101.0	103.0
Income tax expense	1.4	1.4
Adjustments related to joint ventures	1.5	1.5
EBITDA	295.2	325.2
Amortization of share-based compensation	16.8	16.8
Adjusted EBITDA	312.0	342.0
General and administrative	32.5	33.5
Other corporate adjustments	(0.5)	(1.5)
Comparable Hotel EBITDA	$344.0	$374.0

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the year ended December 31, 2026
	Low End	High End
Net income	$0.3	$28.3
Preferred dividends	(25.1)	(25.1)
Depreciation and amortization	191.0	191.0
Adjustments related to joint ventures	1.0	1.0
FFO	167.2	195.2
Amortization of share-based compensation	16.8	16.8
All other items, net	(1.4)	0.6
Adjusted FFO	$182.6	$212.6

Adjusted FFO per common share and unit-diluted	$1.21	$1.41

Diluted weighted-average common shares and units outstanding	150.8	150.8

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands except interest rate data)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of December 31, 2025 (3)
Mortgage Debt
Mortgage loan - 1 hotel	10	Jan 2029	Fixed	5.06%	$25,000
Mortgage loan - 2 hotels (4)	5	Apr 2026	Floating	5.39%	69,750
Mortgage loan - 4 hotels (4)	5	Apr 2026	Floating	5.39%	85,000
Weighted Average / Mortgage Total				5.34%	$179,750

Corporate Debt
Revolver (5)	4	May 2028	Floating	—	$—
$225 Million Term Loan Maturing 2026 (6)	3	May 2028	Floating	5.01%	225,000
$500 Million Term Loan Maturing 2027	3	September 2029	Floating	4.85%	500,000
$500 Million Senior Notes due 2026	5	July 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	September 2029	Fixed	4.00%	500,000
$300 Million Term Loan Maturing 2030	3	April 2030	Floating	5.54%	300,000
Weighted Average / Corporate Total				4.49%	$2,025,000

Weighted-Average / Gross Debt				4.56%	$2,204,750

Notes:
(1) The floating interest rate is hedged, or partially hedged, with an interest rate swap.
(2) Interest rates as of December 31, 2025, inclusive of the impact of interest rate hedges.
(3) Excludes the impact of fair value adjustments and deferred financing costs.
(4) In December 2025, the Company sold one asset in the prior $96 million mortgage loan pool and paid down $26.3 million as required under the release provision. In January 2026, the Company amended these mortgage loans, extending the initial maturity date to April 2029, with two one-year extension options at the Company's discretion, subject to certain conditions. On the $69.8 million and $85.0 million mortgage loans, the Company paid down approximately $1.5 million and $3.9 million, respectively, in principal in connection with the amendments.
(5) As of December 31, 2025, there was $600.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually. In February 2026, the Company amended its Revolver extending the maturity date of the Revolver to February 11, 2030 with the ability to extend the maturity date for up to an additional year.
(6) In February 2026, the Company replaced its $225 million term loan with a new and upsized $569 million delayed draw term loan, extending the scheduled maturity date to February 11, 2031.